Exhibit 99.1

Bristol-Myers Squibb and Nektar Therapeutics Announce Oncology Clinical Collaboration to Evaluate the Combination of Opdivo (nivolumab) and NKTR-214

New collaboration will explore the potential benefits of combining Bristol-Myers Squibb’s anti-PD-1 antibody with Nektar’s CD122-biased agonist in five tumor types

(SAN FRANCISCO and NEW YORK, September 27, 2016) - Bristol-Myers Squibb Company (NYSE:BMY) and Nektar Therapeutics (Nasdaq: NKTR) today announced a new clinical collaboration to evaluate Bristol-Myers Squibb’s Opdivo (nivolumab) with Nektar’s investigational medicine, NKTR-214, as a potential combination treatment regimen in five tumor types and seven potential indications. Opdivo is a PD-1 immune checkpoint inhibitor designed to overcome immune suppression. NKTR-214 is an investigational immuno-stimulatory therapy designed to expand specific cancer-fighting T cells and natural killer (NK) cells directly in the tumor micro-environment and increase expression of PD-1 on these immune cells.

“We are excited to explore the potential benefits in multiple types of cancer of the combination of Opdivo with Nektar’s innovative cancer immunotherapy,” said Fouad Namouni, M.D., Head of Oncology Development, Bristol-Myers Squibb. “We believe that a combination regimen which utilizes two different and complementary mechanisms designed to harness the body’s own immune system to fight cancer has the potential to provide new treatment options for patients.”

The Phase 1/2 clinical trials will evaluate the potential for the combination of Opdivo and NKTR-214 to show improved and sustained efficacy and tolerability above the current standard of care in melanoma, kidney, colorectal, bladder and non-small cell lung cancer patients. An initial dose-escalation trial is underway with Opdivo and NKTR-214.

Bristol-Myers Squibb and Nektar will equally share costs of the combined therapy trials. Nektar will maintain its global commercial rights to NKTR-214.

“We’re very pleased to be collaborating with Bristol-Myers Squibb, a global leader in immuno-oncology, in order to advance quickly the development of NKTR-214 with a PD-1 immune checkpoint inhibitor,” said Howard W. Robin, President and CEO of Nektar Therapeutics. “NKTR-214 is designed to grow tumor infiltrating lymphocytes (TILs) in vivo and replenish the immune system, which is critically important as many patients battling cancer lack sufficient TIL populations to benefit from approved checkpoint inhibitor therapies.  The combination of checkpoint inhibition with T cell growth could lead to synergistic effects that may provide a new treatment option for patients.”

Opdivo was the first PD-1 immune checkpoint inhibitor to receive regulatory approval anywhere in the world in July 2014, and currently has regulatory approval in 54 countries including the United States, Japan, and in the European Union.

NKTR-214 is an experimental therapy designed to stimulate cancer-killing immune cells in the body by targeting CD122 specific receptors found on the surface of these immune cells, known as CD8+ effector T cells and Natural Killer (NK) cells. In preclinical studies, treatment with NKTR-214 resulted in a rapid expansion of these cells and mobilization into the tumor micro-environment.1,2 NKTR-214 has an antibody-like dosing regimen similar to the existing checkpoint inhibitor class of approved medicines. A Phase 1/2 clinical study is ongoing to evaluate single-agent NKTR-214 in cancer patients.

Bristol-Myers Squibb & Immuno-Oncology: Advancing Oncology Research

At Bristol-Myers Squibb, we have a vision for the future of cancer care that is focused on Immuno-Oncology, now considered a major treatment choice alongside surgery, radiation, chemotherapy and targeted therapies for certain types of cancer.

We have a comprehensive clinical portfolio of investigational and approved Immuno-Oncology agents, many of which were discovered and developed by our scientists. Our ongoing Immuno-Oncology clinical program is looking at broad patient populations, across multiple solid tumors and hematologic malignancies, and lines of therapy and histologies, with the intent of powering our trials for overall survival and other important measures like durability of response. We pioneered the research leading to the first regulatory approval for the combination of two Immuno-Oncology agents and continue to study the role of combinations in cancer.

We are also investigating other immune system pathways in the treatment of cancer including CTLA-4, CD-137, KIR, SLAMF7, PD-1, GITR, CSF1R, IDO and LAG-3. These pathways may lead to potential new treatment options – in combination or monotherapy – to help patients fight different types of cancers.

Our collaboration with academia, as well as small and large biotech and pharmaceutical companies, to research the potential of Immuno-Oncology and non-Immuno-Oncology combinations helps achieve our goal of providing new treatment options in clinical practice.

At Bristol-Myers Squibb, we are committed to changing survival expectations in hard-to-treat cancers and the way patients live with cancer.

About Opdivo

Cancer cells may exploit “regulatory” pathways, such as checkpoint pathways, to hide from the immune system and shield the tumor from immune attack. Opdivo is a PD-1 immune checkpoint inhibitor that binds to the checkpoint receptor PD-1 expressed on activated T-cells, and blocks the binding of PD-L1 and PD-L2, preventing the PD-1 pathway’s suppressive signaling on the immune system, including the interference with an anti-tumor immune response.

Opdivo’s broad global development program is based on Bristol-Myers Squibb’s understanding of the biology behind Immuno-Oncology. Our company is at the forefront of researching the potential of Immuno-Oncology to extend survival in hard-to-treat cancers. This scientific expertise serves as the basis for the Opdivo development program, which includes a broad range of Phase 3 clinical trials evaluating overall survival as the primary endpoint across a variety of tumor types. The Opdivo trials have also contributed toward the clinical and scientific understanding of the role of biomarkers and how patients may benefit from Opdivo across the continuum of PD-L1 expression. To date, the Opdivo clinical development program has enrolled more than 18,000 patients.

U.S. INDICATIONS & IMPORTANT SAFETY INFORMATION

INDICATIONS

OPDIVO® (nivolumab) as a single agent is indicated for the treatment of patients with BRAF V600 wild-type unresectable or metastatic melanoma.

OPDIVO® (nivolumab) as a single agent is indicated for the treatment of patients with BRAF V600 mutation-positive unresectable or metastatic melanoma. This indication is approved under accelerated approval based on progression-free survival. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials.

OPDIVO® (nivolumab), in combination with YERVOY® (ipilimumab), is indicated for the treatment of patients with unresectable or metastatic melanoma. This indication is approved under accelerated approval based on progression-free survival. Continued approval for this indication may be contingent upon verification and description of clinical benefit in the confirmatory trials.

OPDIVO® (nivolumab) is indicated for the treatment of patients with metastatic non-small cell lung cancer (NSCLC) with progression on or after platinum-based chemotherapy. Patients with EGFR or ALK genomic tumor aberrations should have disease progression on FDA-approved therapy for these aberrations prior to receiving OPDIVO.

OPDIVO® (nivolumab) is indicated for the treatment of patients with advanced renal cell carcinoma (RCC) who have received prior anti-angiogenic therapy.

OPDIVO® (nivolumab) is indicated for the treatment of patients with classical Hodgkin lymphoma (cHL) that has relapsed or progressed after autologous hematopoietic stem cell transplantation (HSCT) and post-transplantation brentuximab vedotin. This indication is approved under accelerated approval based on overall response rate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials.

Please refer to the end of the Important Safety Information for a brief description of the patient populations studied in the CheckMate trials.

IMPORTANT SAFETY INFORMATION

WARNING: IMMUNE-MEDIATED ADVERSE REACTIONS

YERVOY can result in severe and fatal immune-mediated adverse reactions. These immune-mediated reactions may involve any organ system; however, the most common severe immune-mediated adverse reactions are enterocolitis, hepatitis, dermatitis (including toxic epidermal necrolysis), neuropathy, and endocrinopathy. The majority of these immune-mediated reactions initially manifested during treatment; however, a minority occurred weeks to months after discontinuation of YERVOY.

Assess patients for signs and symptoms of enterocolitis, dermatitis, neuropathy, and endocrinopathy and evaluate clinical chemistries including liver function tests (LFTs), adrenocorticotropic hormone (ACTH) level, and thyroid function tests at baseline and before each dose.

Permanently discontinue YERVOY and initiate systemic high-dose corticosteroid therapy for severe immune-mediated reactions.

Immune-Mediated Pneumonitis

Immune-mediated pneumonitis, including fatal cases, occurred with OPDIVO treatment. Across the clinical trial experience with solid tumors, fatal immune-mediated pneumonitis occurred with OPDIVO. In addition, in Checkmate 069, there were six patients who died without resolution of abnormal respiratory findings. Monitor patients for signs with radiographic imaging and symptoms of pneumonitis. Administer corticosteroids for Grade 2 or greater pneumonitis. Permanently discontinue for Grade 3 or 4 and withhold until resolution for Grade 2. In Checkmate 069 and 067, immune-mediated pneumonitis occurred in 6% (25/407) of patients receiving OPDIVO with YERVOY: Fatal (n=1), Grade 3 (n=6), Grade 2 (n=17), and Grade 1 (n=1). In Checkmate 037, 066, and 067, immune-mediated pneumonitis occurred in 1.8% (14/787) of patients receiving OPDIVO: Grade 3 (n=2) and Grade 2 (n=12). In Checkmate 057, immune-mediated pneumonitis, including interstitial lung disease, occurred in 3.4% (10/287) of patients: Grade 3 (n=5), Grade 2 (n=2), and Grade 1 (n=3). In Checkmate 025, pneumonitis, including interstitial lung disease, occurred in 5% (21/406) of patients receiving OPDIVO and 18% (73/397) of patients receiving everolimus. Immune-mediated pneumonitis occurred in 4.4% (18/406) of patients receiving OPDIVO: Grade 4 (n=1), Grade 3 (n=4), Grade 2 (n=12), and Grade 1 (n=1). In Checkmate 205 and 039, pneumonitis, including interstitial lung disease, occurred in 4.9% (13/263) of patients receiving OPDIVO. Immune-mediated pneumonitis occurred in 3.4% (9/263) of patients receiving OPDIVO: Grade 3 (n=1) and Grade 2 (n=8).

Immune-Mediated Colitis

Immune-mediated colitis can occur with OPDIVO treatment. Monitor patients for signs and symptoms of colitis. Administer corticosteroids for Grade 2 (of more than 5 days duration), 3, or 4 colitis. As a single agent, withhold OPDIVO for Grade 2 or 3 and permanently discontinue for Grade 4 or recurrent colitis upon restarting OPDIVO. When administered with YERVOY, withhold OPDIVO for Grade 2 and permanently discontinue for Grade 3 or 4 or recurrent colitis upon restarting OPDIVO. In Checkmate 069 and 067, diarrhea or colitis occurred in 56% (228/407) of patients receiving OPDIVO with YERVOY. Immune-mediated colitis occurred in 26% (107/407) of patients: Grade 4 (n=2), Grade 3 (n=60), Grade 2 (n=32), and Grade 1 (n=13). In Checkmate 037, 066, and 067, diarrhea or colitis occurred in 31% (242/787) of patients receiving OPDIVO. Immune-mediated colitis occurred in 4.1% (32/787) of patients: Grade 3 (n=20), Grade 2 (n=10), and Grade 1 (n=2). In Checkmate 057, diarrhea or colitis occurred in 17% (50/287) of patients receiving OPDIVO. Immune-mediated colitis occurred in 2.4% (7/287) of patients: Grade 3 (n=3), Grade 2 (n=2), and Grade 1 (n=2). In Checkmate 025, diarrhea or colitis occurred in 25% (100/406) of patients receiving OPDIVO and 32% (126/397) of patients receiving everolimus. Immune-mediated diarrhea or colitis occurred in 3.2% (13/406) of patients receiving OPDIVO: Grade 3 (n=5), Grade 2 (n=7), and Grade 1 (n=1). In Checkmate 205 and 039, diarrhea or colitis occurred in 30% (80/263) of patients receiving OPDIVO. Immune-mediated diarrhea (Grade 3) occurred in 1.1% (3/263) of patients.

In a separate Phase 3 study of YERVOY 3 mg/kg, severe, life-threatening, or fatal (diarrhea of ≥7 stools above baseline, fever, ileus, peritoneal signs; Grade 3-5) immune-mediated enterocolitis occurred in 34 (7%) patients. Across all YERVOY-treated patients in that study (n=511), 5 (1%) developed intestinal perforation, 4 (0.8%) died as a result of complications, and 26 (5%) were hospitalized for severe enterocolitis.

Immune-Mediated Hepatitis

Immune-mediated hepatitis can occur with OPDIVO treatment. Monitor patients for abnormal liver tests prior to and periodically during treatment. Administer corticosteroids for Grade 2 or greater transaminase elevations. Withhold for Grade 2 and permanently discontinue for Grade 3 or 4 immune-mediated hepatitis. In Checkmate 069 and 067, immune-mediated hepatitis occurred in 13% (51/407) of patients receiving OPDIVO with YERVOY: Grade 4 (n=8), Grade 3 (n=37), Grade 2 (n=5), and Grade 1 (n=1). In Checkmate 037, 066, and 067, immune-mediated hepatitis occurred in 2.3% (18/787) of patients receiving OPDIVO: Grade 4 (n=3), Grade 3 (n=11), and Grade 2 (n=4). In Checkmate 057, one patient (0.3%) developed immune-mediated hepatitis. In Checkmate 025, there was an increased incidence of liver test abnormalities compared to baseline in AST (33% vs 39%), alkaline phosphatase (32% vs 32%), ALT (22% vs 31%), and total bilirubin (9% vs 3.5%) in the OPDIVO and everolimus arms, respectively. Immune-mediated hepatitis requiring systemic immunosuppression occurred in 1.5% (6/406) of patients receiving OPDIVO: Grade 3 (n=5) and Grade 2 (n=1). In Checkmate 205 and 039, hepatitis occurred in 11% (30/263) of patients receiving OPDIVO. Immune-mediated hepatitis occurred in 3.4% (9/263): Grade 3 (n=7) and Grade 2 (n=2).

In a separate Phase 3 study of YERVOY 3 mg/kg, severe, life-threatening, or fatal hepatotoxicity (AST or ALT elevations >5x the ULN or total bilirubin elevations >3x the ULN; Grade 3-5) occurred in 8 (2%) patients, with fatal hepatic failure in 0.2% and hospitalization in 0.4%.

Immune-Mediated Dermatitis

In a separate Phase 3 study of YERVOY 3 mg/kg, severe, life-threatening, or fatal immune-mediated dermatitis (eg, Stevens-Johnson syndrome, toxic epidermal necrolysis, or rash complicated by full thickness dermal ulceration, or necrotic, bullous, or hemorrhagic manifestations; Grade 3-5) occurred in 13 (2.5%) patients. 1 (0.2%) patient died as a result of toxic epidermal necrolysis. 1 additional patient required hospitalization for severe dermatitis.

Immune-Mediated Neuropathies

In a separate Phase 3 study of YERVOY 3 mg/kg, 1 case of fatal Guillain-Barré syndrome and 1 case of severe (Grade 3) peripheral motor neuropathy were reported.

Immune-Mediated Endocrinopathies

Hypophysitis, adrenal insufficiency, thyroid disorders, and type 1 diabetes mellitus can occur with OPDIVO treatment. Monitor patients for signs and symptoms of hypophysitis, signs and symptoms of adrenal insufficiency during and after treatment, thyroid function prior to and periodically during treatment, and hyperglycemia. Administer corticosteroids for Grade 2 or greater hypophysitis. Withhold for Grade 2 or 3 and permanently discontinue for Grade 4 hypophysitis. Administer corticosteroids for Grade 3 or 4 adrenal insufficiency. Withhold for Grade 2 and permanently discontinue for Grade 3 or 4 adrenal insufficiency. Administer hormone-replacement therapy for hypothyroidism. Initiate medical management for control of hyperthyroidism. Administer insulin for type 1 diabetes. Withhold OPDIVO for Grade 3 and permanently discontinue for Grade 4 hyperglycemia.

In Checkmate 069 and 067, hypophysitis occurred in 9% (36/407) of patients receiving OPDIVO with YERVOY: Grade 3 (n=8), Grade 2 (n=25), and Grade 1 (n=3). In Checkmate 037, 066, and 067, hypophysitis occurred in 0.9% (7/787) of patients receiving OPDIVO: Grade 3 (n=2), Grade 2 (n=3), and Grade 1 (n=2). In Checkmate 025, hypophysitis occurred in 0.5% (2/406) of patients receiving OPDIVO: Grade 3 (n=1) and Grade 1 (n=1). In Checkmate 069 and 067, adrenal insufficiency occurred in 5% (21/407) of patients receiving OPDIVO with YERVOY: Grade 4 (n=1), Grade 3 (n=7), Grade 2 (n=11), and Grade 1 (n=2). In Checkmate 037, 066, and 067, adrenal insufficiency occurred in 1% (8/787) of patients receiving OPDIVO: Grade 3 (n=2), Grade 2 (n=5), and Grade 1 (n=1). In Checkmate 057, 0.3% (1/287) of OPDIVO-treated patients developed adrenal insufficiency. In Checkmate 025, adrenal insufficiency occurred in 2.0% (8/406) of patients receiving OPDIVO: Grade 3 (n=3), Grade 2 (n=4), and Grade 1 (n=1). In Checkmate 205 and 039, adrenal insufficiency (Grade 2) occurred in 0.4% (1/263) of patients receiving OPDIVO. In Checkmate 069 and 067, hypothyroidism or thyroiditis occurred in 22% (89/407) of patients receiving OPDIVO with YERVOY: Grade 3 (n=6), Grade 2 (n=47), and Grade 1 (n=36). Hyperthyroidism occurred in 8% (34/407) of patients: Grade 3 (n=4), Grade 2 (n=17), and Grade 1 (n=13). In Checkmate 037, 066, and 067, hypothyroidism or thyroiditis occurred in 9% (73/787) of patients receiving OPDIVO: Grade 3 (n=1), Grade 2 (n=37), Grade 1 (n=35). Hyperthyroidism occurred in 4.4% (35/787) of patients receiving OPDIVO: Grade 3 (n=1), Grade 2 (n=12), and Grade 1 (n=22). In Checkmate 057, Grade 1 or 2 hypothyroidism, including thyroiditis, occurred in 7% (20/287) and elevated thyroid stimulating hormone occurred in 17% of patients receiving OPDIVO. Grade 1 or 2 hyperthyroidism occurred in 1.4% (4/287) of patients. In Checkmate 025, thyroid disease occurred in 11% (43/406) of patients receiving OPDIVO, including one Grade 3 event, and in 3.0% (12/397) of patients receiving everolimus. Hypothyroidism/thyroiditis occurred in 8% (33/406) of patients receiving OPDIVO: Grade 3 (n=2), Grade 2 (n=17), and Grade 1 (n=14). Hyperthyroidism occurred in 2.5% (10/406) of patients receiving OPDIVO: Grade 2 (n=5) and Grade 1 (n=5). In Checkmate 205 and 039, hypothyroidism/thyroiditis occurred in 12% (32/263) of patients receiving OPDIVO: Grade 2 (n=18) and Grade 1: (n=14). Hyperthyroidism occurred in 1.5% (4/263) of patients receiving OPDIVO: Grade 2: (n=3) and Grade 1 (n=1). In Checkmate 069 and 067, diabetes mellitus or diabetic ketoacidosis occurred in 1.5% (6/407) of patients: Grade 4 (n=3), Grade 3 (n=1), Grade 2 (n=1), and Grade 1 (n=1). In Checkmate 037, 066, and 067, diabetes mellitus or diabetic ketoacidosis occurred in 0.8% (6/787) of patients receiving OPDIVO: Grade 3 (n=2), Grade 2 (n=3), and Grade 1 (n=1). In Checkmate 025, hyperglycemic adverse events occurred in 9% (37/406) patients. Diabetes mellitus or diabetic ketoacidosis occurred in 1.5% (6/406) of patients receiving OPDIVO: Grade 3 (n=3), Grade 2 (n=2), and Grade 1 (n=1). In Checkmate 205 and 039, diabetes mellitus occurred in 0.8% (2/263) of patients receiving OPDIVO: Grade 3 (n=1) and Grade 1 (n=1).

In a separate Phase 3 study of YERVOY 3 mg/kg, severe to life-threatening immune-mediated endocrinopathies (requiring hospitalization, urgent medical intervention, or interfering with activities of daily living; Grade 3-4) occurred in 9 (1.8%) patients. All 9 patients had hypopituitarism, and some had additional concomitant endocrinopathies such as adrenal insufficiency, hypogonadism, and hypothyroidism. 6 of the 9 patients were hospitalized for severe endocrinopathies.

Immune-Mediated Nephritis and Renal Dysfunction

Immune-mediated nephritis can occur with OPDIVO treatment. Monitor patients for elevated serum creatinine prior to and periodically during treatment. For Grade 2 or 3 increased serum creatinine, withhold and administer corticosteroids; if worsening or no improvement occurs, permanently discontinue. Administer corticosteroids for Grade 4 serum creatinine elevation and permanently discontinue. In Checkmate 069 and 067, immune-mediated nephritis and renal dysfunction occurred in 2.2% (9/407) of patients: Grade 4 (n=4), Grade 3 (n=3), and Grade 2 (n=2). In Checkmate 037, 066, and 067, nephritis and renal dysfunction of any grade occurred in 5% (40/787) of patients receiving OPDIVO. Immune-mediated nephritis and renal dysfunction occurred in 0.8% (6/787) of patients: Grade 3 (n=4) and Grade 2 (n=2). In Checkmate 057, Grade 2 immune-mediated renal dysfunction occurred in 0.3% (1/287) of patients receiving OPDIVO. In Checkmate 025, renal injury occurred in 7% (27/406) of patients receiving OPDIVO and 3.0% (12/397) of patients receiving everolimus. Immune-mediated nephritis and renal dysfunction occurred in 3.2% (13/406) of patients receiving OPDIVO: Grade 5 (n=1), Grade 4 (n=1), Grade 3 (n=5), and Grade 2 (n=6). In Checkmate 205 and 039, nephritis and renal dysfunction occurred in 4.9% (13/263) of patients treated with OPDIVO. This included one reported case (0.3%) of Grade 3 autoimmune nephritis.

Immune-Mediated Rash

Immune-mediated rash can occur with OPDIVO treatment. Severe rash (including rare cases of fatal toxic epidermal necrolysis) occurred in the clinical program of OPDIVO. Monitor patients for rash. Administer corticosteroids for Grade 3 or 4 rash. Withhold for Grade 3 and permanently discontinue for Grade 4. In Checkmate 069 and 067, immune-mediated rash occurred in 22.6% (92/407) of patients receiving OPDIVO with YERVOY: Grade 3 (n=15), Grade 2 (n=31), and Grade 1 (n=46). In Checkmate 037, 066, and 067, immune-mediated rash occurred in 9% (72/787) of patients receiving OPDIVO: Grade 3 (n=7), Grade 2 (n=15), and Grade 1 (n=50). In Checkmate 057, immune-mediated rash occurred in 6% (17/287) of patients receiving OPDIVO including four Grade 3 cases. In Checkmate 025, rash occurred in 28% (112/406) of patients receiving OPDIVO and 36% (143/397) of patients receiving everolimus. Immune-mediated rash, defined as a rash treated with systemic or topical corticosteroids, occurred in 7% (30/406) of patients receiving OPDIVO: Grade 3 (n=4), Grade 2 (n=7), and Grade 1 (n=19). In Checkmate 205 and 039, rash occurred in 22% (58/263) of patients receiving OPDIVO. Immune-mediated rash occurred in 7% (18/263) of patients on OPDIVO: Grade 3 (n=4), Grade 2 (n=3), and Grade 1 (n=11).

Immune-Mediated Encephalitis

Immune-mediated encephalitis can occur with OPDIVO treatment. Withhold OPDIVO in patients with new-onset moderate to severe neurologic signs or symptoms and evaluate to rule out other causes. If other etiologies are ruled out, administer corticosteroids and permanently discontinue OPDIVO for immune-mediated encephalitis. In Checkmate 067, encephalitis was identified in one patient (0.2%) receiving OPDIVO with YERVOY. In Checkmate 057, fatal limbic encephalitis occurred in one patient (0.3%) receiving OPDIVO. In Checkmate 205 and 039, encephalitis occurred in 0.8% (2/263) of patients after allogeneic HSCT after OPDIVO.

Other Immune-Mediated Adverse Reactions

Based on the severity of adverse reaction, permanently discontinue or withhold treatment, administer high-dose corticosteroids, and, if appropriate, initiate hormone-replacement therapy. In < 1.0% of patients receiving OPDIVO, the following clinically significant, immune-mediated adverse reactions occurred: uveitis, iritis, pancreatitis, facial and abducens nerve paresis, demyelination, polymyalgia rheumatica, autoimmune neuropathy, Guillain-Barré syndrome, hypopituitarism, systemic inflammatory response syndrome, gastritis, duodenitis, and sarcoidosis. Across clinical trials of OPDIVO as a single agent administered at doses of 3 mg/kg and 10 mg/kg, additional clinically significant, immune-mediated adverse reactions were identified: motor dysfunction, vasculitis, and myasthenic syndrome.

Infusion Reactions

Severe infusion reactions have been reported in <1.0% of patients in clinical trials of OPDIVO. Discontinue OPDIVO in patients with Grade 3 or 4 infusion reactions. Interrupt or slow the rate of infusion in patients with Grade 1 or 2. In Checkmate 069 and 067, infusion- related reactions occurred in 2.5% (10/407) of patients receiving OPDIVO with YERVOY: Grade 2 (n=6) and Grade 1 (n=4). In Checkmate 037, 066, and 067, Grade 2 infusion related reactions occurred in 2.7% (21/787) of patients receiving OPDIVO: Grade 3 (n=2), Grade 2 (n=8), and Grade 1 (n=11). In Checkmate 057, Grade 2 infusion reactions requiring corticosteroids occurred in 1.0% (3/287) of patients receiving OPDIVO. In Checkmate 025, hypersensitivity/infusion-related reactions occurred in 6% (25/406) of patients receiving OPDIVO and 1.0% (4/397) of patients receiving everolimus. In Checkmate 205 and 039, hypersensitivity/infusion-related reactions occurred in 16% (42/263) of patients receiving OPDIVO: Grade 3 (n=2), Grade 2 (n=24), and Grade 1 (n=16).

Complications of Allogeneic HSCT after OPDIVO

Complications, including fatal events, occurred in patients who received allogeneic HSCT after OPDIVO. Outcomes were evaluated in 17 patients from Checkmate 205 and 039, who underwent allogeneic HSCT after discontinuing OPDIVO (15 with reduced-intensity conditioning, 2 with myeloablative conditioning). Thirty-five percent (6/17) of patients died from complications of allogeneic HSCT after OPDIVO. Five deaths occurred in the setting of severe or refractory GVHD. Grade 3 or higher acute GVHD was reported in 29% (5/17) of patients. Hyperacute GVHD was reported in 20% (n=2) of patients. A steroid-requiring febrile syndrome, without an identified infectious cause, was reported in 35% (n=6) of patients. Two cases of encephalitis were reported: Grade 3 (n=1) lymphocytic encephalitis without an identified infectious cause, and Grade 3 (n=1) suspected viral encephalitis. Hepatic veno-occlusive disease (VOD) occurred in one patient, who received reduced-intensity conditioned allogeneic SCT and died of GVHD and multi-organ failure. Other cases of hepatic VOD after reduced-intensity conditioned allogeneic HSCT have also been reported in patients with lymphoma who received a PD-1 receptor blocking antibody before transplantation. Cases of fatal hyperacute GVHD have also been reported. These complications may occur despite intervening therapy between PD-1 blockade and allogeneic HSCT.

Follow patients closely for early evidence of transplant-related complications such as hyperacute GVHD, severe (Grade 3 to 4) acute GVHD, steroid-requiring febrile syndrome, hepatic VOD, and other immune-mediated adverse reactions, and intervene promptly.

Embryo-fetal Toxicity

Based on their mechanisms of action, OPDIVO and YERVOY can cause fetal harm when administered to a pregnant woman. Advise pregnant women of the potential risk to a fetus. Advise females of reproductive potential to use effective contraception during treatment with an OPDIVO- or YERVOY- containing regimen and for at least 5 months after the last dose of OPDIVO.

Lactation

It is not known whether OPDIVO or YERVOY is present in human milk. Because many drugs, including antibodies, are excreted in human milk and because of the potential for serious adverse reactions in nursing infants from an OPDIVO-containing regimen, advise women to discontinue breastfeeding during treatment. Advise women to discontinue nursing during treatment with YERVOY and for 3 months following the final dose.

Serious Adverse Reactions

In Checkmate 067, serious adverse reactions (73% and 37%), adverse reactions leading to permanent discontinuation (43% and 14%) or to dosing delays (55% and 28%), and Grade 3 or 4 adverse reactions (72% and 44%) all occurred more frequently in the OPDIVO plus YERVOY arm relative to the OPDIVO arm. The most frequent (≥10%) serious adverse reactions in the OPDIVO plus YERVOY arm and the OPDIVO arm, respectively, were diarrhea (13% and 2.6%), colitis (10% and 1.6%), and pyrexia (10% and 0.6%). In Checkmate 037, serious adverse reactions occurred in 41% of patients receiving OPDIVO. Grade 3 and 4 adverse reactions occurred in 42% of patients receiving OPDIVO. The most frequent Grade 3 and 4 adverse drug reactions reported in 2% to <5% of patients receiving OPDIVO were abdominal pain, hyponatremia, increased aspartate aminotransferase, and increased lipase. In Checkmate 066, serious adverse reactions occurred in 36% of patients receiving OPDIVO. Grade 3 and 4 adverse reactions occurred in 41% of patients receiving OPDIVO. The most frequent Grade 3 and 4 adverse reactions reported in ≥2% of patients receiving OPDIVO were gamma-glutamyltransferase increase (3.9%) and diarrhea (3.4%). In Checkmate 057, serious adverse reactions occurred in 47% of patients receiving OPDIVO. The most frequent serious adverse reactions reported in ≥2% of patients were pneumonia, pulmonary embolism, dyspnea, pleural effusion, and respiratory failure. In Checkmate 025, serious adverse reactions occurred in 47% of patients receiving OPDIVO. The most frequent serious adverse reactions reported in ≥2% of patients were acute kidney injury, pleural effusion, pneumonia, diarrhea, and hypercalcemia. In Checkmate 205 and 039, among all patients (safety population [n=263]), adverse reactions leading to discontinuation (4.2%) or to dosing delays (23%) occurred. The most frequent serious adverse reactions reported in ≥1% of patients were infusion-related reaction, pneumonia, pleural effusion, pyrexia, rash and pneumonitis. Ten patients died from causes other than disease progression, including 6 who died from complications of allogeneic HSCT. Serious adverse reactions occurred in 21% of patients in the safety population (n=263) and 27% of patients in the subset of patients evaluated for efficacy (efficacy population [n=95]).

Common Adverse Reactions

In Checkmate 067, the most common (≥20%) adverse reactions in the OPDIVO plus YERVOY arm were fatigue (59%), rash (53%), diarrhea (52%), nausea (40%), pyrexia (37%), vomiting (28%), and dyspnea (20%). The most common (≥20%) adverse reactions in the OPDIVO arm were fatigue (53%), rash (40%), diarrhea (31%), and nausea (28%). In Checkmate 037, the most common adverse reaction (≥20%) reported with OPDIVO was rash (21%). In Checkmate 066, the most common adverse reactions (≥20%) reported with OPDIVO vs dacarbazine were fatigue (49% vs 39%), musculoskeletal pain (32% vs 25%), rash (28% vs 12%), and pruritus (23% vs 12%). In Checkmate 057, the most common adverse reactions (≥20%) reported with OPDIVO were fatigue (49%), musculoskeletal pain (36%), cough (30%), decreased appetite (29%), and constipation (23%). In Checkmate 025, the most common adverse reactions (≥20%) reported in patients receiving OPDIVO vs everolimus were asthenic conditions (56% vs 57%), cough (34% vs 38%), nausea (28% vs 29%), rash (28% vs 36%), dyspnea (27% vs 31%), diarrhea (25% vs 32%), constipation (23% vs 18%), decreased appetite (23% vs 30%), back pain (21% vs 16%), and arthralgia (20% vs 14%). In Checkmate 205 and 039, among all patients (safety population [n=263]) and the subset of patients in the efficacy population (n=95), respectively, the most common adverse reactions (reported in at least 20%) were fatigue (32% and 43%), upper respiratory tract infection (28% and 48%), pyrexia (24% and 35%), diarrhea (23% and 30%), and cough (22% and 35%). In the subset of patients in the efficacy population (n=95), the most common adverse reactions also included rash (31%), musculoskeletal pain (27%), pruritus (25%), nausea (23%), arthralgia (21%), and peripheral neuropathy (21%).

In a separate Phase 3 study of YERVOY 3 mg/kg, the most common adverse reactions (≥5%) in patients who received YERVOY at 3 mg/kg were fatigue (41%), diarrhea (32%), pruritus (31%), rash (29%), and colitis (8%).

CHECKMATE Trials and Patient Populations
Checkmate 069 and 067 - advanced melanoma alone or in combination with YERVOY; Checkmate 037 and 066 - advanced melanoma; Checkmate 057 – non-squamous non-small cell lung cancer (NSCLC); Checkmate 025 - renal cell carcinoma; Checkmate 205/039 - classical Hodgkin lymphoma

Please see U.S. Full Prescribing Information, including Boxed WARNING regarding immune-mediated adverse reactions, for YERVOY.

Please see U.S. Full Prescribing Information for OPDIVO.

About the Bristol-Myers Squibb and Ono Pharmaceutical Co., Ltd. Collaboration

In 2011, through a collaboration agreement with Ono Pharmaceutical Co., Ltd (Ono), Bristol-Myers Squibb expanded its territorial rights to develop and commercialize Opdivo globally except in Japan, South Korea and Taiwan, where Ono had retained all rights to the compound at the time. On July 23, 2014, Bristol-Myers Squibb and Ono further expanded the companies’ strategic collaboration agreement to jointly develop and commercialize multiple immunotherapies – as single agents and combination regimens – for patients with cancer in Japan, South Korea and Taiwan.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube and Facebook.

Bristol-Myers Squibb Forward-Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding the research, development and commercialization of pharmaceutical products. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that Opdivo in combination with a NKTR-214, an immuno-stimulatory therapy designed to grow specific cytotoxic T cells and natural killer (NK) cells in the body, will receive regulatory approval for the treatment of cancer. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb's business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb's Annual Report on Form 10-K for the year ended December 31, 2015 in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Nektar Therapeutics

Nektar Therapeutics is a biopharmaceutical company with a robust, wholly-owned R&D pipeline of investigational medicines in oncology, immunology and pain as well as a portfolio of approved partnered medicines. Nektar is headquartered in San Francisco, California, with additional operations in Huntsville, Alabama and Hyderabad, India. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

Opdivo is a registered trademark of Bristol-Myers Squibb.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements which can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the therapeutic potential of NKTR-214, the therapeutic potential of NKTR-214 in combination with OPDIVO, and the potential of our technology and drug candidates in our research and development pipeline.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others: (i) our statements regarding the therapeutic potential of NKTR-214 are based on preclinical findings and early observations from the ongoing Phase 1 clinical study for NKTR-214, (ii) NKTR-214 is in early-stage clinical development and there are substantial risks that can unexpectedly occur for numerous reasons including negative safety and efficacy findings in the ongoing Phase 1 clinical study notwithstanding positive findings in preclinical studies; (iii) our drug candidates and those of our collaboration partners are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval for numerous reasons including negative safety and efficacy findings even after positive findings in previous preclinical and clinical studies; (iv) the timing of the commencement or end of clinical trials and the availability of clinical may be delayed or unsuccessful due to regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (v) scientific discovery of new medical breakthroughs is an inherently uncertain process and the future success of applying our technology platform to potential new drug candidates (such as NKTR-214) is therefore highly uncertain and unpredictable and one or more research and development programs could fail; (vi) patents may not issue from our patent applications for our drug candidates including NKTR-214, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required ; and (vii) certain other important risks and uncertainties set forth in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 4, 2016. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact (for Bristol-Myers Squibb):

Media:

Lisa McCormick Lavery, 609-252-7602, lisa.mccormicklavery@bms.com

Ken Dominski, 609-252-5251, ken.dominski@bms.com

Investors:

Tim Power, 609-252-7509, timothy.power@bms.com

Bill Szablewski, 609-252-5894, william.szablewski@bms.com

Contacts (for Nektar):

Investors:

Jennifer Ruddock of Nektar Therapeutics

415-482-5585

Media:

Dan Budwick of Pure Communications, Inc.

(973) 271-6085

dan@purecommunicationsinc.com

1.	Charych, D., et al., Cancer Res. 2013;73(8 Suppl):Abstract nr 482 and Data on file.
2.	Hoch U, at al. AACR; Mol Cancer Ther. 2013;12(11 Suppl):Abstract nr B296.